Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259478 on Form S-3 and Registration Statements No. 333-248234 and 333-265625 on Form S-8 of our report dated March 30, 2023, relating to the financial statements of Fathom Holdings Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 30, 2023